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                                                            NorAm -- EXHIBIT 12

                       NORAM ENERGY CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

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                                                                           NINE MONTHS         TWELVE MONTHS
                                                                              ENDED                ENDED
                                                                           SEPTEMBER 30,       SEPTEMBER 30,
                                                                         ---------------     ----------------
                                                                               1998                1998
                                                                         ---------------     ----------------
Income from Continuing Operations......................................  $        51,421     $         78,914

Income Taxes for Continuing Operations.................................           53,759               78,928

Non-Utility Interest Capitalized.......................................                0                    0
                                                                         ---------------     ----------------

Income from Continuing Operations Before Income Taxes..................          105,180              157,842

Fixed Charges:

     Interest..........................................................           78,115              107,134

     Distribution on Trust Securities..................................              533                  812

     Portion of Rents Considered to Represent an Interest Factor.......            6,747                9,241
                                                                         ---------------     ----------------

         Total Fixed Charges...........................................           85,395              117,187
                                                                         ---------------     ----------------
Income from Continuing Operations Before Income Taxes and
         Fixed Charges.................................................  $       190,575     $        275,029
                                                                         ===============     ================
Ratio of Earnings to Fixed Charges.....................................             2.23                 2.35
                                                                         ===============     ================
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